As filed with the Securities and Exchange Commission on December 23, 2014

Registration No. 333-34148

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	54-1232965
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

112 West King Street Strasburg, Virginia 22657 (540) 465-9121
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott C. Harvard President and Chief Executive Officer First National Corporation 112 West King Street Strasburg, VA 22657 (540) 465-9121	Copy to: Wayne A. Whitham, Jr., Esq. Charles W. Kemp, Esq. Williams Mullen A Professional Corporation Williams Mullen Center 200 South 10th Street, Suite 1600 Richmond, VA 23219 (804) 420-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time following the effectiveness of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-3, File No. 333-34148, of First National Corporation (the “Company”), which was filed with the Securities and Exchange Commission (“SEC”) on April 6, 2000 and became immediately effective. The prospectus therein relating to the Company’s Dividend Reinvestment Plan (the “Plan”) is hereby amended to: (i) allow shareholders participating in the Plan to make optional cash purchases of the Company’s common stock of between $25 and $15,000 per quarter; (ii) add a section to the prospectus entitled “Risk Factors”; (iii) update the Plan’s administrator; and (iv) update the number of shares of common stock offered and the par value per share to reflect two-for-one stock splits that occurred on June 2, 2003 and May 2, 2005. In addition, the Company made certain other minor, non-material changes to the prospectus.

PROSPECTUS

December 23, 2014

FIRST NATIONAL CORPORATION

DIVIDEND REINVESTMENT PLAN

200,000 SHARES OF COMMON STOCK

Dear Shareholders:

We are pleased to send you this prospectus describing the Dividend Reinvestment Plan (the Plan) of First National Corporation (OTCQB: FXNC). This prospectus updates the information contained in the prospectus dated March 31, 2000 that we have been using in connection with the Plan and replaces that earlier prospectus in its entirety. No changes have been made to the operation of the dividend reinvestment features of the Plan, and current participants will remain enrolled in the Plan under their current methods of participation. We have, however, amended the Plan to allow for optional cash purchases and updated the number of shares of our common stock that we are offering under the Plan to account for stock splits in our common stock since March 31, 2000.

The Dividend Reinvestment Plan offers our shareholders the opportunity to purchase shares of our common stock with automatically reinvested dividends and optional cash payments, without payment of brokerage commissions, fees or service charges, except brokerage commissions and taxes, if any, when shares are sold for a participant’s account.

Shares of common stock purchased with reinvested dividends will be purchased either from us at the market value determined by the Plan or in the open market. Dividends will be reinvested when paid by us, and shareholders who choose to participate in the Plan may participate with respect to all or any portion of their shares. Additional shares may be purchased with optional cash payments on the dividend payment date. Optional cash payments may be made only by shareholders electing to reinvest dividends, and may not be less than $25 per payment or total more than $15,000 per quarter. We pay all brokerage commissions, fees, service charges and other expenses in connection with the Plan, except brokerage fees incurred upon disposition of shares held under the Plan.

You may enroll in the Plan at any time by completing an Authorization Card and returning it to Broadridge Corporate Issuer Solutions, Inc., the Plan’s agent.

Our common stock is quoted on the OTC Markets Group’s OTCQB tier under the symbol “FXNC.” The closing price of our common stock on December 22, 2014 was $8.60.

Investing in our common stock involves certain risks. Before investing in our common stock, you should carefully read the information set forth in our discussion of “Risk Factors” on page 2.

If you choose not to participate in the Plan, you will continue to receive cash dividends, when and if declared by our Board of Directors. The Plan does not represent a change in our dividend policy or a guaranty of future dividends. The declaration of dividends by our Board of Directors will continue to depend on earnings, financial requirements and other factors.

We are offering shares of our common stock under this prospectus only to residents of Virginia and other states where the shares that we are offering have been registered under applicable securities laws or where an exemption from registration exists. A listing of those states is available from us or the Plan’s agent upon request.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This prospectus describes the Plan as currently in effect, and you are urged to read it carefully before deciding whether to participate. Our corporate headquarters are located at 112 W. King Street, Strasburg, Virginia 22657 and our telephone number is (540) 465-9121.

SCOTT C. HARVARD
President and Chief Executive Officer

The date of this prospectus is December 23, 2014.

WHERE YOU CAN FIND MORE INFORMATION

Our corporate headquarters are located at 112 West King Street in Strasburg, Virginia 22657, and our telephone number is (540) 465-9121.

First National Corporation, which we will refer to as we, us or our, is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document that we file at the SEC’s public reference room facility located at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including First National Corporation, that file documents with the SEC electronically through the SEC’s electronic data gathering, analysis and retrieval system known as EDGAR.

Our Internet address is http://www.fbvirginia.com. We make available on our website, free of charge, our periodic and current reports, proxy and information statements and other information we file with the SEC and amendments thereto as soon as reasonably practicable after we file such material with, or furnish such material to, the SEC, as applicable. Unless specifically incorporated by reference, the information on our website is not part of this prospectus.

This prospectus is part of a registration statement filed by us with the SEC. Because the rules and regulations of the SEC allow us to omit certain portions of the registration statement from this prospectus, this prospectus does not contain all the information set forth in the registration statement. You may review the registration statement and the exhibits filed with such registration statement for further information regarding us and the shares of our common stock being sold by this prospectus. The registration statement and its exhibits may be inspected at the public reference facilities of the SEC at the addresses set forth above.

INCORPORATION OF INFORMATION THAT WE FILE WITH THE SEC

The SEC allows us to “incorporate by reference” information we file with the SEC. This means:

•	incorporated documents are considered part of this prospectus; and

•	we can disclose important information to you by referring you to those documents.

We incorporate by reference the documents listed below, which have been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2013.

•	Our Quarterly Report on Form 10-Q for the periods ended March 31, 2014, June 30, 2014 and September 30, 2014.

•	Our Current Reports on Form 8-K filed February 18, 2014, May 7, 2014, May 14, 2014, May 22, 2014, July 25, 2014, August 19, 2014, November 14, 2014, November 19, 2014 and December 23, 2014.

•	The description of our common stock under the caption “Item 11. Description of Registrant’s Securities to be Registered” on pages 32-35 in our Registration Statement on Form 10 filed pursuant to Section 12(g) under the Exchange Act, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those “furnished” pursuant to Item 2.02 or Item 7.01 in any current report on Form 8-K or other information deemed to have been “furnished” rather than filed in accordance with the SEC’s rules) after the date of this prospectus and prior to the termination of this offering.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

Investor Relations

First National Corporation

112 West King Street

Strasburg, Virginia 22657

Telephone: (540) 465-9121

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. No one else is authorized to provide you with different information. We are not making an offer of shares of our common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents because our financial condition and results may have changed since that date.

RISK FACTORS

There are risks and uncertainties involved with an investment in shares of our common stock. See the “Risk Factors” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, which we file with the SEC and incorporate by reference into this prospectus, for a discussion of the factors that should be considered in connection with such an investment, together with the following:

Participants will not know the purchase price of our common stock at the time they authorize an investment.

Participants in the Plan will not know the price of our common stock at the time they authorize an investment under the Plan to occur at a future date. For example, optional cash payments may be made by Participants at any time within the 30 day period prior to a dividend payment date, but the shares of our common stock will not be purchased with those optional cash payments, and the purchase price will not be determined, until the dividend payment date. The price of our common stock may fluctuate between the time Participants authorize an investment under the Plan, through dividend reinvestment or optional cash payments, and the time of the actual purchase of our common stock. As a result, Participants bear the risk that the price of our common stock will fluctuate during that period, and may purchase our common stock at a price higher than the price anticipated when the Participant first authorized the investment.

DESCRIPTION OF THE PLAN

The following, in question and answer form, describes the provisions of the Plan. Those holders of shares of our common stock who do not wish to participate in the Plan will receive cash dividends by check, if and when declared by our Board of Directors.

Purposes and Advantages

1. What is the purpose of the Plan?

The purpose of the Plan is to provide eligible shareholders with a means of investing cash dividends in shares of our common stock and optional cash payments for the purchase of additional shares of our common stock, without payment of brokerage commissions, service charges or other expenses. In the case of shares purchased directly from us, we will receive additional funds for our general corporate purposes.

2. What are the advantages of the Plan?

Participants in the Plan may:

•	Reinvest dividends and invest optional cash payments without brokerage commissions or other charges.

•	Invest the full available amount of all dividends as the Plan provides for fractional interests in the shares held in the Plan.

•	Avoid safekeeping requirements and record-keeping costs through the free custodial service and reporting provisions of the Plan.

Participation

3. Who is eligible to participate?

Any record holder of shares of our common stock is eligible to participate in the Plan with respect to any or all of his or her shares held of record. A holder of record is a person who owns shares of our common stock registered in his or her name on our records. A shareholder whose stock is registered in the name of another person, such as a broker or nominee, and who wishes to participate in the Plan must either make appropriate arrangements for that other person to participate on behalf of the shareholder or become a holder of record by having his or her shares transferred into his or her own name.

4. How does an eligible shareholder become a Participant?

An eligible shareholder may join the Plan by signing the Authorization Card and returning it to the Plan’s agent. An Authorization Card may be obtained at any time by request to the Plan’s agent or to us. (See Question #8 below for the address of the Plan’s agent.)

Beneficial owners of shares of common stock should contact their broker or nominee regarding participation in the Plan.

5. When may a shareholder join the Plan?

An eligible shareholder may join the Plan at any time.

If an Authorization Card specifying reinvestment of dividends is received by the Plan’s agent at least five business days before the record date established for payment of a particular dividend, reinvestment will start with that dividend payment. If the Authorization Card is received less than five business days before the record date established for payment of a particular dividend, the reinvestment of dividends will begin with the next dividend.

6. What does the Authorization Card provide?

The Authorization Card allows you to indicate by checking the appropriate box how you wish to participate in the Plan. You may indicate whether you want to reinvest dividends paid on all or a specified number of your shares of our common stock, with the option of purchasing additional stock with cash payments.

Dividends on all shares purchased for your account under the Plan, whether through dividend reinvestment or optional cash payments, will be automatically reinvested in additional shares of our common stock, unless the shares are withdrawn from the Plan. (See Questions #18 and #19 below for further information.)

7. May a Participant change his or her method of participation after enrollment?

Yes. If a Participant wishes to change the number of shares for which dividends will be reinvested, the Participant must notify the Plan’s agent in writing to that effect, but that notification must be received at least five business days before a particular dividend record date in order to apply to the reinvestment of the corresponding dividend.

Administration

8. Who administers the Plan for Participants?

Broadridge Corporate Issuer Solutions, Inc., a stock transfer company that we have selected, acts as the Plan’s agent and administers the Plan for Participants, arranges for the custody of share certificates, keeps records, sends statements of account to Participants and performs other duties relating to the Plan. You may write the Plan’s agent at:

Broadridge DSP

c/o Broadridge Shareholder Services

P.O. Box 1342

Brentwood, NY 11717

www.broadridge.com

Be sure to include your name, address, account number, company name (each as shown on your statement) and daytime phone number on all correspondence.

For Overnight Delivery Services:

Broadridge Corporate Issuer Solutions, Inc.

Attention: IWS

1155 Long Island Avenue

Brentwood, NY 11717

You can call the Plan’s agent at (866) 321-8022 or internationally at (720) 378-5956 if you have any questions.

(See Question #25 below for additional information regarding the responsibilities of the Plan’s agent.) Other inquiries regarding First National Corporation should be directed to First National Corporation, 112 West King Street, Strasburg, Virginia 22657, Attention: Investor Relations.

Costs

9. Are there any expenses to Participants in connection with purchases under the Plan?

No. Participants will not incur any brokerage commissions or service charges for the purchases made under the Plan. We will pay all costs of administration of the Plan, except brokerage commissions and taxes, if any, when shares are sold for a Participant’s account. (See Question #19 below concerning Participant expenses for the liquidation of fractional interests.)

Purchase of Shares

10. How many shares of our common stock will be purchased for Participants?

If you become a Participant in the Plan, the number of shares that we will purchase for your account depends on the amount of your dividends and optional cash payments and the market price of shares of our common stock. Your account will be credited with that number of shares, including fractional interests computed to four decimal places, equal to the total amount to be invested, divided by the applicable purchase price per share. (See Question #11 below for an explanation of the purchase price.)

11. When and at what price will shares of our common stock be purchased under the Plan?

Purchases with reinvested dividends or optional cash payments will be made on the applicable dividend payment date. Participants will become owners of the shares purchased for them under the Plan on the date when the shares are purchased; however, for United States federal income tax purposes, the holding period will commence on the following day. (See Question #21 below for an explanation of United States federal income tax consequences.)

At our option, shares of our common stock will be purchased either from us or in the open market. The purchase price of shares of our common stock purchased directly from us with reinvested dividends or optional cash payments will be determined by our Board of Directors; provided that such price shall not exceed the market price. Shares of our common stock purchased with reinvested dividends or optional cash payments in the open market will be purchased at the market price. In addition, no purchases may be made directly from us in the event that the purchase price per share is less than the par value of shares of our common stock, $1.25 per share. In that event, any dividends payable, and not previously invested, will be used to purchase shares of our common stock in the open market.

12. Will certificates be issued for shares of our common stock purchased under the Plan?

Unless requested by a Participant, separate certificates for shares of our common stock purchased under the Plan will not be issued to Participants. Certificates for shares purchased will be issued to and held by a nominee of and for the benefit of the Plan’s Participants. The number of shares purchased for your account under the Plan will be shown on your statement of account. This feature protects against loss, theft or destruction of stock certificates.

Certificates for any number of whole shares credited to a Participant’s account under the Plan will be issued without charge upon the Participant’s written request. Any remaining full shares and fractional interests will continue to be credited to the Participant’s account. Certificates representing fractional interests will not be issued under any circumstances. (See Question #18 below for instructions on certificate issuance.)

13. Who will be eligible to make optional cash payments?

Any shareholder of record of our common stock who has submitted a signed Authorization Form electing to reinvest dividends on his or her shares of our common stock is eligible to make optional cash payments under the Plan during any quarter in which he or she has elected to reinvest dividends. Except as provided in the following sentence, we will apply any optional cash payment received from a participant on or before a dividend payment date to the purchase on such dividend payment date of shares of our common stock for the account of the participant. Optional cash payments received within five business days prior to a dividend payment date may be held for investment the following quarter.

An initial optional cash payment may be made by a participant when enrolling in the Plan by enclosing a check or money order with the Authorization Form. Check or money orders for optional cash payments to be invested pursuant to the Plan should be made payable to “First National Corporation” and returned along with the Authorization Form in the envelope provided. Thereafter, optional cash payments may be made at any time by sending them to the Plan’s agent at the address set forth in Question #8 above.

Please include your Plan account number on your check (or other instrument). While optional cash payments may be made at any time within the 30 day period prior to a dividend payment date, we recommend that they be sent so as to be received at least 10 days before the dividend payment date. No interest will be paid on any optional cash payments. A participant may obtain the return of any optional cash payment up to 48 hours before it is to be invested by written request to the Plan’s agent.

14. What are the limitations on making cash payments?

The option to make cash payments is available at any time within the 30 day period prior to a dividend payment date. The same amount of money need not be sent each quarter and you are under no obligation to make an optional cash payment in any quarter. Any optional cash payments you wish to make must not be less than $25 per payment nor may payments on behalf of any owner aggregate more than $15,000 in any quarter. We reserve the right, in our sole discretion, to determine who is an owner for purposes of the foregoing restrictions, and, without limitation, to determine whether optional cash payments on behalf of any particular owner aggregate more than $15,000 in any quarter.

Reports to Participants

15. What kind of reports will be sent to Participants in the Plan?

As soon as practicable after each purchase, a Participant will receive a report of all transactions since the last report. The report will include a statement of the number of shares allocated to the Participant’s account, the amount of dividends received that are allocable to the Participant, the amount of shares of our common stock purchased and the price paid. These reports will provide a record of the cost of purchase under the Plan and should be retained for tax purposes. In addition, each Participant will be provided access to our annual reports to shareholders, proxy statements and information for income tax reporting purposes.

Dividends

16. Will Participants be credited with dividends on shares held in their accounts under the Plan?

Yes. The Plan’s agent will receive dividends for all shares held in the Plan and will credit those dividends to Participants’ accounts on the basis of full shares and fractional interests credited to those accounts. The dividends will be automatically reinvested in additional shares of our common stock.

Discontinuation of Dividend Reinvestment

17. How does a Participant discontinue the reinvestment of dividends under the Plan?

A Participant may discontinue the reinvestment of dividends under the Plan by notifying the Plan’s agent in writing to that effect. Any notice of withdrawal received within five business days of a dividend record date will not be effective until dividends paid for that record date have been reinvested and the shares purchased have been credited to the Participant’s Plan account.

Withdrawal of Shares in Plan Accounts

18. How may a Participant withdraw shares purchased under the Plan?

A Participant who has purchased shares of our common stock under the Plan may withdraw all or a portion of his or her shares from a Plan account by notifying the Plan’s agent in writing to that effect and specifying in the notice the number of shares to be withdrawn. This notice should be mailed to the Plan’s agent at the address set forth in Question #8 above.

A Participant who changes his or her place of residence must promptly notify the Plan’s agent of the change of address. (See Question #25 below.) If a Participant moves to a state where the shares offered pursuant to the Plan are not registered or exempt from registration under applicable securities law, that Participant will be deemed to have withdrawn from the Plan as to all shares held by the Participant in the Plan.

Certificates for whole shares of our common stock withdrawn from the Plan will be registered in the name of, and issued to, the Participant. Certificates representing fractional interests will not be issued. Any notice of withdrawal received within five business days of a dividend record date will not be effective until dividends paid for that record date have been reinvested and the shares credited to the Participant’s Plan account.

The Plan will sell some or all of a Participant’s shares held under the Plan upon receipt of written instructions from a Participant. Upon sale of such shares, the Plan will remit to the Participant a check with the proceeds of such sale, less the Participant’s share of brokerage commissions and any applicable taxes. Sale requests will be processed within five business days of receipt of written instructions to the transfer Plan’s agent. Sales of a Participant’s shares will be made at then current market prices in transactions carried out through one or more brokerage firms. This procedure may be particularly attractive to holders of small amounts of shares of our common stock because the Plan can combine odd lots and small numbers of shares into larger blocks to be sold, and thereby take advantage of lower brokerage costs that might not otherwise be available to individual Participants in the sale of their shares. No shares will be sold between the fifth business day prior to a dividend record date and the following dividend payment date.

Timing and Control: Because the Plan’s agent will sell the Shares on behalf of the Plan, neither First National Corporation nor any participant in the Plan has the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales. Therefore, you will not be able to precisely time your sales through the Plan, and will bear the market risk associated with fluctuation in the price of First National Corporation’s Common Stock. That is, if you send in a request to sell Shares, it is possible that the market price of First National Corporation’s Common Stock could go down or up before the broker sells your Shares. In addition, you will not earn interest on a sales transaction.

**Medallion Signature Guarantee required for sale requests of $10,000 or higher.

19. What happens to any fractional interest when a Participant withdraws all shares from the Plan?

Any fractional interest withdrawn will be liquidated and a cash payment will be made promptly from the proceeds thereof less brokerage commissions and transfer taxes, if any. The net sales proceeds for any fractional interest together with certificates for whole shares will be mailed directly to the withdrawing Participant by the Plan’s agent.

20. What happens to a Participant’s Plan account if all shares in the Participant’s own name are transferred or sold?

If you dispose of all shares of our common stock registered in your own name, the Plan’s agent will continue to reinvest the dividends on the shares held in your Plan account, unless you also withdraw or sell all shares held in your account under the Plan.

Federal Income Tax Consequences

21. What are the federal income tax consequences of dividend reinvestment under the Plan?

This discussion only addresses certain aspects of United States federal income taxation and is based upon the provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated by the Treasury Department thereunder, and administrative rulings and judicial decisions, in each case as of the date hereof. We have not sought any ruling from the United States Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions. You should consult your own tax advisor regarding the United States federal, state, local, non-U.S. and other tax consequences of participating in the Plan.

In general, a participant in the Plan will have the same United States federal income tax obligations with respect to distributions credited to his or her account under the Plan as other holders of shares of common stock who elect to receive cash distributions directly. A participant will be treated as having received, on the dividend payment date, a distribution in an amount equal to the fair market value of the shares of common stock credited to his or her account under the Plan, even though that amount was not actually received by the participant in cash, but, instead, was applied to the purchase price of additional shares for his or her account. Brokerage commissions or service charges paid by us on behalf of the participant also will be treated as a distribution for United States federal income tax purposes. Tax information will be provided to participants by the Plan’s agent, as described in Question #15 above.

To the extent any distribution by us to our shareholders is made from our earnings and profits, the distribution will be treated as a dividend for United States federal income tax purposes. At the present time, we expect to have sufficient earnings and profits so that a participant can expect that the full amount of distributions under the Plan will be treated as a dividend for United States federal income tax purposes.

The cost basis of each share of common stock credited to a participant’s account pursuant to the Plan is the fair market value of the share of our common stock on the applicable acquisition date, and the holding period for such shares will begin on the day after the purchase date for United States federal income tax purposes. In the case of corporate shareholders, the full amount of the dividends reinvested will be eligible for the dividends-received-deduction available under the Code.

In the case of foreign shareholders whose taxable income under the Plan is subject to United States federal income tax withholding and in the case of any other shareholder as to whom United States federal income tax withholding is required, we will make the dividend reinvestment net of the amount of tax required to be withheld.

The receipt by a participant of certificates representing whole shares previously credited to his or her account under the Plan upon withdrawal from the Plan or pursuant to the request of the participant should not result in the recognition of taxable income. A participant will recognize a gain or loss when shares are sold on behalf of the participant upon withdrawal from the Plan or when the participant sells shares after the participant’s withdrawal from the Plan.

Other Information

22. What happens if we have a common stock rights offering, issue a stock dividend or declare a stock split?

Participation in any rights offering will be based upon both the shares registered in Participants’ names and the shares (including fractional interests) credited to Participants’ Plan accounts. Any stock dividend or share resulting from stock splits with respect to full shares and fractional interests credited to Participants’ accounts will be added to their accounts. Any securities other than shares of our common stock or rights to subscribe for securities other than shares of our common stock received in respect of the shares held in the accounts of Participants will be distributed by the Plan’s agent to the Participants and will not become part of the Plan.

23. How will a Participant’s Plan shares be voted at a meeting of shareholders?

All shares of our common stock credited to your account under the Plan will be voted as you direct. If on the record date for a meeting of shareholders there are shares credited to your account under the Plan, you will be sent the proxy material for that meeting. When you return an executed proxy, it will be voted with respect to all shares credited to you. Or, if you elect, you may direct the vote of all of your shares in person at the shareholders’ meeting.

24. What procedures should be followed to sell or pledge shares held in the Plan?

A Participant who wishes to sell or pledge shares from his or her account must request the withdrawal of such shares as described in Question #18 above.

25. What is the responsibility of the Plan’s agent?

The Plan’s agent receives the Participants’ dividend payments, invests the amounts in additional shares of our common stock, maintains continuing records of each Participant’s account, and advises Participants as to all transactions in and the status of their accounts. The Plan’s agent acts in the capacity of agent for the Participants.

All notices from the Plan’s agent to a Participant will be addressed to the Participant at his or her last address of record with the Plan’s agent. The mailing of a notice to a Participant’s last address of record will satisfy the Plan’s agent’s duty of giving notice to that Participant. Therefore, Participants must promptly notify the Plan’s agent of any change of address.

The Plan’s agent, a Participant’s nominee or nominees, and we will not have any responsibility for acts taken or not taken in connection with the Plan, including, for example, any claim for liability arising out of failure to terminate a Participant’s account upon the Participant’s death or adjudicated incompetency prior to receipt of notice in writing of such death or adjudicated incompetency. In addition, these parties will not have any duties, responsibilities or liabilities except for those that the Plan expressly provides for.

The Plan’s agent had no responsibility with respect to the preparation or content of this Prospectus.

All transactions in connection with the Plan shall be governed by the laws of the Commonwealth of Virginia.

26. May the Plan be changed or discontinued?

While we hope to continue a dividend reinvestment plan indefinitely, our Board of Directors reserves the right to suspend or terminate the Plan at any time. It also reserves the right to make modifications to the Plan. Participants will be notified of any suspension, termination or modification. We also may adopt reasonable procedures for the administration of the Plan.

USE OF PROCEEDS

We do not know the number of shares of our common stock that ultimately will be purchased under the Plan or the prices at which shares will be sold. The net proceeds from the sale of shares of our common stock offered under the Plan will be added to our general funds and used for general corporate purposes.

INDEMNIFICATION

Our Articles of Incorporation, as well as the statutes of the Commonwealth of Virginia, contain provisions providing for the indemnification of our directors and officers against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that, in the opinion of the Securities and Exchange Commission, that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXPERTS

The consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which we have incorporated by reference into this prospectus, have been audited by Yount, Hyde & Barbour, P.C., independent registered public accounting firm, as stated in their report included in the Annual Report, and have been incorporated by reference in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

Documents that we have not yet filed and that we incorporate by reference into this prospectus will include financial statements, related schedules (if required) and auditors’ reports. Those financial statements and schedules will have been audited to the extent and for the periods set forth in those reports by the firm or firms rendering the reports and, to the extent so audited and consent to incorporation by reference is given, will be incorporated by reference in reliance upon those reports given upon the authority of the firm or firms as experts in accounting and auditing.

LEGAL OPINION

Williams Mullen has passed upon the validity of the shares of our common stock to be issued by us pursuant to the Plan.

112 W. King St. • Strasburg, VA 22657

DIVIDEND

REINVESTMENT PLAN

200,000 Shares

Common Stock

($1.25 Par Value)

PROSPECTUS

December 23, 2014

We have not authorized any dealer, salesperson or other person to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only in the jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of December 23, 2014.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is a summary of the fees and expenses to be incurred by the Registrant in connection with the distribution of the securities registered under this registration statement.

Securities and Exchange Commission Registration Fee	$0	*
Accounting Fees and Expenses	1,000
Legal Fees and Expenses	3,000
Printing Expenses	2,000
Miscellaneous Expenses	500

Total	$6,500

*	Represents actual expenses. All other expenses are estimates.

Item 15.	Indemnification of Directors and Officers

Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia, as amended (the “Code”), permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his or her good faith belief that he or she has met the standard of conduct prescribed by the Code and furnishes the corporation with a written undertaking to repay any funds advanced if it is ultimately determined that the director has not met the relevant standard of conduct. To meet this standard of conduct, the Code provides that the director must have conducted himself in good faith and believed, in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interests and, in the case of other conduct, that his or her conduct was at least not opposed to its best interests. In the case of any criminal proceeding, the director must not have had reasonable cause to believe his or her conduct was unlawful. In addition, a corporation is permitted to indemnify a director or officer against liability incurred in a proceeding only if (except in cases where indemnification is mandatory, as described below) a determination has been made by the disinterested members of the board of directors, special legal counsel or shareholders that the director or officer conducted himself or herself in good faith and otherwise met the required standard of conduct. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he or she improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advancement of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification against the reasonable expenses incurred by a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

The Registrant is a Virginia corporation. The Registrant’s Restated Amended and Restated Articles of Incorporation contain provisions indemnifying the directors and officers of the Registrant to the extent not prohibited by applicable law. In addition, the Articles of Incorporation of the Registrant eliminate the personal liability of the Registrant’s directors and officers to the Registrant or its shareholders for monetary damages arising out of a single transaction, occurrence or course of conduct in excess of $1.00, except in cases of liability for willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

Item 16.	Exhibits.

The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

3.1	Amended and Restated Articles of Incorporation, as amended and restated on March 3, 2009 (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 10-K for the year ended December 31, 2008).

3.2	Articles and Amendment to the Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 17, 2009).

3.3	Bylaws, as amended August 13, 2014 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2014).

5.1	Opinion of Williams Mullen*

23.1	Consent of Williams Mullen (included in Exhibit 5.1)*

23.2	Consent of Yount, Hyde & Barbour, P.C.*

24.1	Powers of attorney (included on the signature page hereto)*

*	Filed herewith.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(B)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Shenandoah, Commonwealth of Virginia, on this 23rd day of December, 2014.

FIRST NATIONAL CORPORATION

By:	/s/ Scott C. Harvard
Scott C. Harvard
President and Chief Executive Officer

Each of the undersigned hereby appoints Scott C. Harvard, M. Shane Bell and Dennis A. Dysart, and each of them individually, as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott C. Harvard Scott C. Harvard	President and Chief Executive Officer and Director (Principal Executive Officer)	December 23, 2014

/s/ M. Shane Bell M. Shane Bell	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 23, 2014

/s/ Douglas C. Arthur Douglas C. Arthur	Chairman of the Board of Directors	December 23, 2014

/s/ Emily M. Beck Emily M. Beck	Director	December 23, 2014

/s/ Elizabeth H. Cottrell Elizabeth H. Cottrell	Director	December 23, 2014

/s/ Dr. James A. Davis Dr. James A. Davis	Director	December 23, 2014

/s/ Dr. Miles K. Davis Dr. Miles K. Davis	Director	December 23, 2014

/s/ Christopher E. French Christopher E. French	Director	December 23, 2014

/s/ Michael Funk Michael Funk	Director	December 23, 2014

/s/ John K. Marlow John K. Marlow	Vice Chairman of the Board of Directors	December 23, 2014

/s/ Gerald F. Smith, Jr. Gerald F. Smith, Jr.	Director	December 23, 2014

/s/ James R. Wilkins, III James R. Wilkins, III	Director	December 23, 2014

EXHIBIT INDEX

Exhibit No.	Document

3.1	Amended and Restated Articles of Incorporation, as amended and restated on March 3, 2009 (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 10-K for the year ended December 31, 2008).

3.2	Articles and Amendment to the Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 17, 2009).

3.3	Bylaws, as amended August 13, 2014 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2014).

5.1	Opinion of Williams Mullen*

23.1	Consent of Williams Mullen (included in Exhibit 5.1)*

23.2	Consent of Yount, Hyde & Barbour, P.C.*

24.1	Powers of attorney (included on the signature page hereto)*

*	Filed herewith.